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OpenROUTE Networks, Inc.                                             EXHIBIT 21
Subsidiaries of the registrant:
I.    Proteon International Ltd.
      Lockington Hall
      Derby  DE74 2RH
      England
      Organized under the laws of England

II.   Proteon International SARL
      2000 route des Lucioles
      Les Algorithmes
      Bat Aristote  A-BP 29
      Sophia Antipolis  06901
      France
      Organized under the laws of France

III.  Proteon International GMBH
      Falkensteiner Strasse 11
      Kelkheim D 65779
      Germany
      Incorporated under the laws of Germany

IV.   OpenROUTE Networks (S) Pte Ltd.
      491B River Valley Road #14-03
      Valley Point Office Tower
      Singapore  248373
      Organized under the laws of Singapore

V.    Proteon, Inc.
      Nine Technology Drive
      Westborough, Massachusetts  01581-1799
      USA
      Incorporated in the Commonwealth of Massachusetts

VI.   Proteon Securities Corporation
      Nine Technology Drive
      Westborough, Massachusetts  01581-1799
      USA
      Incorporated into the Commonwealth of Massachusetts

VII.  Proteon Federal Systems, Inc. (Inactive)
      Nine Techology Drive
      Westborough, Massachusetts  01581-1799
      USA
      Incorporated in the Commonwealth of Massachusetts

VIII. Proteon FSC, Inc.
      55-11 Curaco Gade
      Charlotte Amalie
      Virgin Islands  00803
      Incorporated in the U.S. Virgin Islands
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IX.   Proteon Australia PTY
      80 Mount Street
      Level 8
      North Sydney  NSW 2060
      Australia
      Organized under the laws of Australia